SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ELJER INDUSTRIES INC

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 1/02/97           90,000-             *DO
          GAMCO INVESTORS, INC.
                                 1/02/97           20,800-           23.6250
                                12/31/96            7,200-           23.7500
                                12/27/96           30,000-             *DO




























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.

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